EXHIBIT 23.1

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2002, relating to the financial statements which appears in the EP MedSystems, Inc. Amendment No.1 to its Annual Report on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
April 25, 2002
Florham Park, New Jersey


                                      E-4